EXHIBIT 4.4













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                       THIRD SUPPLEMENTAL TRUST INDENTURE


                           Dated as of April 12, 1995


                                     Between

                            RAMSAY HEALTH CARE, INC.,
                      BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.,
                         CUMBERLAND MENTAL HEALTH, INC.,
                 EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION,
                            HAVENWYCK HOSPITAL, INC.
                         MESA PSYCHIATRIC HOSPITAL, INC.

                                       and

                   PSYCHIATRIC HOSPITAL OF WEST VIRGINIA, INC.

                                       and

                  NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION

                                       and

                                ELIZABETH TALLEY


                                                                     As Trustees




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                                             Table of Contents

                                                                       Page

Parties...............................................................  1

Section 1.  Definitions...............................................  2

         Section 1.1.  Definitions Contained in Original
                  Indenture...........................................  2

         Section 1.2.  New Definitions................................  3

Section 2.  Sale-Leaseback of Desert Vista Hospital...................  4

         Section 2.1.  Conditions of the Sale-Leaseback
                  Transaction.........................................  4

         Section 2.2.  Disposition of Amounts Deposited with
                  Trustee.............................................  5

Section 3.  Appraisals................................................  6

Section 4.  Miscellaneous.............................................  6

         Section 4.1.  Applicability of Original Indenture............  6
         Section 4.2.  Counterparts...................................  7
         Section 4.3.  No Legend Required.............................  7
         Section 4.4.  No Responsibility of Trustees for
                  Recitals............................................  7
         Section 4.5.  Consent of Lenders to Supplement...............  7
         Section 4.6.  Furnishing of Documents........................  7
         Section 4.7.  Payment of Special Counsel Fees................  7




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                       THIRD SUPPLEMENTAL TRUST INDENTURE



                  THIRD SUPPLEMENTAL TRUST INDENTURE dated as of April 12, 1995 (herein called the "Supplement") between
RAMSAY HEALTH CARE, INC., a Delaware corporation (the "Company"), BOUNTIFUL PSYCHIATRIC HOSPITAL, INC., a Utah corporation ("Bountiful Psychiatric"), CUMBERLAND MENTAL
HEALTH, INC., a North Carolina corporation ("Cumberland"),
EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION, a North
Carolina corporation ("East Carolina Psychiatric"),
HAVENWYCK HOSPITAL, INC., a Michigan corporation
("Havenwyck"), MESA PSYCHIATRIC HOSPITAL, INC., an Arizona corporation ("Mesa Psychiatric"), and PSYCHIATRIC INSTITUTE
OF WEST VIRGINIA, INC., a Virginia corporation ("Psychiatric Institute; together with the Company, Bountiful Psychiatric, Cumberland, East Carolina Psychiatric, Havenwyck and Mesa Psychiatric collectively being hereinafter referred to as the "Obligors"), whose post office addresses are One Poydras Plaza, 639 Loyola Avenue, Suite 1700, New Orleans, Louisiana 70113, and NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION (formerly The Citizens and Southern National Bank), a national banking association (the "Trustee"), whose post office address is 600 Peachtree Street, Suite 900, Atlanta Georgia 30308, Attention: Corporate Trust Department and ELIZABETH TALLEY (the "Individual Trustee"), whose post office address is 600 Peachtree Street, Suite 900, Atlanta, Georgia 30308, as Trustees (the Trustee and the Individual Trustee hereinafter collectively referred to as the "Trustees").

                  WHEREAS, the Obligors on April 30, 1990 issued their 11.6% Senior Secured Notes due March 31, 2000 in the aggregate principal amount of $56,500,000 (the "Senior
Notes") and their 15.6% Subordinated Secured Notes due
March 31, 2000 in the aggregate principal amount of $3,000,000 (the "Subordinated Notes"; and the Senior Notes and Subordinated Notes collectively, the "Notes") under and secured by the Trust Indenture dated as of March 31, 1990 from the Obligors to the Trustees (the "Original
Indenture"); and

                  WHEREAS, the Obligors and the Trustees entered into a First Supplemental Trust Indenture dated as of June 15, 1991 (the "First Supplemental Indenture") and entered into a Second Supplemental Trust Indenture dated as of May 15, 1993 (the "Second Supplemental Indenture"; and the Original Indenture as amended by the First Supplemental
Indenture, the Second Supplemental Indenture, as hereby




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                                                                               2
amended and as the same may be further amended and supplemented from time to time being referred to as the "Indenture"); and

                  WHEREAS, the Trustees are beneficiaries under that certain Leasehold Deed of Trust, Assignment of Rents and
Security Agreement with Financing Statement (Fixture Filing) dated as of March 31, 1990 (the "Mesa Psychiatric Mortgage") delivered by Mesa Psychiatric pursuant to the Indenture; and

                  WHEREAS, the Obligors have requested the holders of the Senior Notes and the Subordinated Notes to consent to certain amendments to the Indenture and the holders of all of the Notes outstanding have consented in writing to such changes and all other matters set forth in or effectuated by this Supplement; and

                  WHEREAS, all things necessary to make this Supplement the valid obligation of the Obligors according to its tenor and effect have been done or authorized;

                  NOW, THEREFORE, in consideration of the premises and of the sum of Ten Dollars and of other good and valuable consideration, receipt whereof upon the delivery of this Supplement the Obligors hereby acknowledge, and in order to strengthen the financial and operating condition of each and every Obligor, directly or indirectly, as a result of the enhanced ability of the Company to provide financial, accounting, consulting and administrative assistance and services to each other Obligor, and in order to secure the payment, subject to Sec. 10 of the Indenture, of both the principal of and interest and premium, if any, on the Notes at any time outstanding thereunder according to their tenor and the provisions thereof, and, further subject to Sec. 10 of the Indenture, to secure the faithful performance and observance of all the covenants and provisions in the Notes, the Note Agreements, the Pledge Agreements, the Mortgages and in the Indenture contained, the Obligors hereby covenant and agree with the Trustees for the equal and pro rata benefit of all present and future holders of all Notes issued under the Indenture, subject to Sec. 10 of the Indenture, without any preference, priority or distinction as follows:

                             Section I. Definitions.

                  Section 1.1.  Definitions Contained in Original
Indenture. Except as otherwise provided in Section 1.2 of this Supplement, words and phrases defined in the Original
Indenture shall have the same meanings ascribed to them



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therein when used herein, unless the context or use
indicates a different meaning or intent.

                  Section 1.2. New Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used in the Indenture shall have the following meanings and the following definitions shall be equally applied to both the singular and plural forms to any of the terms herein defined:

                           "`Additional Sum' shall mean an amount equal
                  to $234,000."

                           "`Buyer-Lessor' shall mean Capstone Capital
                  Corporation, a Maryland corporation, or an affiliate thereof."

                           "`Desert Vista Assets' shall mean the Land
                  Parcels, buildings, improvements, fixtures and all other real property constituting the Desert Vista Hospital."

                           "`Lease' shall mean a lease agreement to be
                  entered into between Buyer-Lessor and Mesa
                  Psychiatric of the Desert Vista Assets."

                           "`Mesa Net Proceeds of Sale' shall mean, with
                  respect to the purchase price proceeds to be paid to Mesa Psychiatric for the Desert Vista Assets, an aggregate amount equal to $7,500,000."

                           "`Sale-Leaseback Transaction' shall mean the
                  sale-leaseback transaction between Buyer-Lessor and Mesa Psychiatric pursuant to which, among other things, (i) Mesa Psychiatric will sell to Buyer-Lessor for an aggregate purchase price of $8,550,000 (subject to adjustment as agreed to between the Company and Buyer-Lessor) the Desert Vista Assets and (ii) pursuant to the Lease, Buyer-Lessor will lease the Desert Vista Assets to Mesa Psychiatric for an initial term of 15 years (with three successive renewal options of 5 years each) for aggregate annual Rentals of $1,026,000 (subject to adjustment as agreed to between the Company and Buyer-Lessor), payable monthly, subject to an annual upward adjustment from the Consumer Price Index with an annual cap of 3%."



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         Section 2.  Sale-Leaseback of Desert Vista Hospital.

                  Section 2.1. Conditions of the Sale-Leaseback Transaction. In accordance with the provisions of Sec. 4.2(c) of the Indenture, and notwithstanding the provisions of Sec.Sec. 3.21(d) and 3.21(e) of the Indenture, Mesa Psychiatric is hereby permitted to consummate the Sale-Leaseback
Transaction. The Trustees shall release the Lien of the Mesa Psychiatric Mortgage and the security interests therein with respect to the collateral covered thereby upon compliance by the Obligors with each of the following conditions:

                  (a) such sale shall have been the subject of a binding contract to purchase the Desert Vista Assets between Mesa Psychiatric and Buyer-Lessor or any assignee thereof (the "Purchaser") (the "Desert
         Hospital Sale Contract");

                  (b) Mesa Psychiatric shall have determined by resolution of its Board of Directors that the sale of the Desert Vista Assets is made at an amount not less than the fair market value thereof at the time of the execution of the Desert Vista Hospital Sale Contract and Mesa Psychiatric shall furnish each Noteholder and the Trustee on or prior to the date of closing the sale of the Desert Vista Assets a copy of such resolution certified by the Secretary or an Assistant Secretary of Mesa Psychiatric;

                  (c) on the date of sale of the Desert Vista Assets and concurrently with the release by the Trustees of the Lien of the applicable Mortgage, the Obligors shall pay or cause the Purchaser to pay an amount equal to the Mesa Net Proceeds of Sale plus the Additional Sum by wire transfer of immediately available funds to the account specified by the Trustee for deposit in trust for the benefit of the Noteholders, such account to be in the name of Mesa Psychiatric and held and disbursed in accordance with
         Section 2.2 of this Supplement; and

                  (d) On the date of sale of the Desert Vista Assets, the Trustees shall have received an opinion of counsel for Mesa Psychiatric, dated the date of such sale, to the effect that upon deposit of the Mesa Net Proceeds of Sale with the Trustees, the Trustees shall have a perfected security interest in such Mesa Net Proceeds of Sale entitled to the same priority as the Mesa Psychiatric Mortgage with respect to the Desert Vista Assets.



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                                                                               5





                  Section 2.2  Disposition of Amounts Deposited with
Trustee.

                  (a)      The Mesa Net Proceeds of Sale and the
         Additional Sum shall constitute property of Mesa
         Psychiatric subject to the Lien of the Indenture and shall be held by the Trustee in a separate account under the Indenture containing only the Mesa Net
         Proceeds of Sale and the Additional Sum;

                  (b) The Mesa Net Proceeds of Sale shall be applied by the Trustee within three Business Days following receipt by the Trustee from the Company of a copy of a written consent by the Lenders under the Credit Agreement to such application, which consent shall be reasonably satisfactory to the Company (the "Written Consent"), to the prepayment of $7,500,000 principal amount of the Senior Secured Notes, as follows: $7,062,500 to the payment in full of the principal prepayments of the Senior Secured Notes due and payable on September 30, 1995 and March 31, 1996, respectively, and the balance of $437,500 to the principal prepayment of the Senior Secured Notes due and payable on September 30, 1996; provided, however, that if the Company shall not furnish a copy of the Written Consent to the Trustee, the Trustee shall apply the Mesa Net Proceeds of Sale to the payment of the Senior Secured Notes as and when such payments become due pursuant to Section 5.2(a) of the Indenture until the Mesa Net Proceeds of Sale are exhausted.

                  (c) The Additional Sum shall be applied by the Trustee as follows:

                           (i) if the Written Consent shall not have been furnished to the Trustee on or before the close of business on April 30, 1995, the Trustee shall on May 1, 1995 pay the Additional Sum to the Holders of the Senior Secured Notes pro rata; or

                           (ii) if the Written Consent shall have been furnished to the Trustee on or before the close of business on April 30, 1995, the Trustee shall pay the Additional Sum to the Holders of the Senior
                  Secured Notes concurrently with the prepayment of principal of the Senior Secured Notes pursuant to
                  Section 2.2(b) of this Supplement.

                  (d) Prior to the exercise of remedies upon an Event of Default or the application thereof as provided in this Section, the Mesa Net Proceeds of Sale and the



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         Additional Sum shall be in the name of Mesa
         Psychiatric, as directed by an authorized financial officer of the Company, in direct obligations of the United States of America or any agency thereof maturing on or prior to the respective dates of application of such moneys to the prepayment of the Senior Secured Notes. Interest earned on such investments (i) from the date of consummation of the Sale-Leaseback Transaction to the date of disbursement of such amounts in accordance with the provisions of Section 2.2(b) shall be for the account of the Holders of the Senior Notes, if the Trustee shall have received a copy of the Written Consent on or prior to April 30, 1995 and (ii) from the date of consummation of the Sale-Leaseback Transaction to the date of disbursement of such amounts in accordance with the provisions of Section 2.2(c) shall be for the account of the Obligors, if the Trustee shall not have received a copy of the Written Consent on or prior to April 30, 1995; provided that upon the exercise of remedies upon an Event of Default, all such investment interest on deposit with the Trustee or paid to it thereafter shall be applied to the payment of the principal, premium, if any, and interest on the Senior Secured Notes.

         Section 3.  Appraisals.

                  The Company will furnish to the Noteholders not more than 90 days following the date of consummation of the Sale-Leaseback Transaction appraisals of Benchmark Regional Hospital, Brynn Marr Hospital, Chestnut Ridge Hospital and Havenwyck Hospital. Each such appraisal shall be (i) conducted by Valuation Counselors, Inc., Atlanta, Georgia, or another firm of appraisers selected by the Company with the consent of the Noteholders and (ii) in a form substantially similar to the form of appraisals of such Hospitals furnished to the Noteholders in connection with their purchase of the Notes pursuant to Section 7(a)(vi) of the Note Agreements or in such other form as shall be satisfactory to the Noteholders.

         Section 4.  Miscellaneous.

                  Section 4.1. Applicability of Original Indenture. The provisions of the Original Indenture, as heretofore supplemented and amended and as supplemented and amended by this Supplement, are hereby ratified, approved and confirmed and remain in full force and effect. This Supplement shall be construed as having been authorized, executed and delivered under the provisions of Sec. 8.2 of the Indenture.




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                                                                               7





                  Section 4.2. Counterparts. This Supplement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  Section 4.3. No Legend Required. Any and all notices, requests, certificates and any other instruments, including the Notes may refer to the Indenture or the Trust Indenture dated as of March 31, 1990, without making specific reference to this Supplement, but nevertheless all such references shall be deemed to include this Supplement unless the context shall otherwise require.

                  Section 4.4.  No Responsibility of Trustees for
Recitals. The recitals and statements contained in this Supplement shall be taken as the recitals and statements of the Obligors, and the Trustee assume no responsibility for the correctness of the same.

                  Section 4.5.  Consent of Lenders to Supplement.
The Company represents and covenants that it has obtained the written consent of the Agent under the Credit Agreement to its execution of this Supplement.

                  Section 4.6.  Furnishing of Documents.  The
Company will within 10 business days after the date of the closing of the Sale-Leaseback Transaction furnish to each holder of the Notes, the Trustee and Chapman and Cutler (a) fully executed counterparts of this Supplement and (b) the Desert Hospital Sale Contract.

                  Section 4.7. Payment of Special Counsel Fees. The Company will pay within 30 days after receipt of a statement therefor, the reasonable fees and disbursements of Chapman and Cutler as special counsel to the Noteholders in connection with the execution and delivery of the waiver and consent dated April 12, 1995 and this Supplement.


                                          *          *          *


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                  IN WITNESS WHEREOF, each Obligor has caused this
Supplement to be executed on its behalf by its President or Vice President and Vice President or Secretary or Assistant
Secretary; and NationsBank of Georgia, National Association has caused this Supplement to be executed on its behalf by one of its Corporate Trust Officers and attested by one of its Assistant Secretaries and Elizabeth Talley has hereunto set her hand, all as of the date first above written.

                                                  RAMSAY HEALTH CARE, INC.


                                                  By____________________________
                                                     Name:  Reynold J. Jennings
                                                     Title: President
ATTEST:


_________________________
Name:  Daniel A. Sims
Title: Assistant Secretary

                                                  BOUNTIFUL PSYCHIATRIC
                                                  HOSPITAL, INC.


                                                  By____________________________
                                                     Name:  Reynold J. Jennings
                                                     Title: President
ATTEST:


_________________________
Name:  Daniel A. Sims
Title: Assistant Secretary

                                                  CUMBERLAND MENTAL HEALTH, INC.


                                                  By____________________________
                                                      Name:  Reynold J. Jennings
                                                      Title: President
ATTEST:


_________________________
Name:  Daniel A. Sims
Title: Assistant Secretary




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                                                   EAST CAROLINA PSYCHIATRIC
                                                   SERVICES CORPORATION


                                                  By____________________________
                                                     Name:  Reynold J. Jennings
                                                     Title: President
ATTEST:


_________________________
Name:  Daniel A. Sims
Title: Assistant Secretary

                                                  HAVENWYCK HOSPITAL, INC.


                                                  By____________________________
                                                    Name:  Reynold J. Jennings
                                                    Title: President
ATTEST:


_________________________
Name:  Daniel A. Sims
Title: Assistant Secretary

                                                  MESA PSYCHIATRIC HOSPITAL,INC.


                                                  By____________________________
                                                    Name:  Reynold J. Jennings
                                                    Title: President
ATTEST:


_________________________
Name:  Daniel A. Sims
Title: Assistant Secretary

                                                     PSYCHIATRIC INSTITUTE OF
                                                     WEST VIRGINIA, INC.


                                                  By____________________________
                                                     Name:  Reynold J. Jennings
                                                     Title: President
ATTEST:


______________________
Name:  Daniel A. Sims
Title: Assistant Secretary


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                                                  NATIONSBANK OF GEORGIA,
                                                  NATIONAL ASSOCIATION,
                                                  As Corporate Trustee


(SEAL)                                            By____________________________
                                                    Name:
                                                    Title: President

ATTEST:


_________________________
Name:
Title:



                                                  ______________________________
                                                          Elizabeth Talley,
                                                         As Individual Trustee